AMENDMENT TO THE INVESTMENT AGREEMENT

This Amendment to the investment Agreement is made as of the 24 day of July 2007.

BETWEEN

ALLIANCE RECOVERY CORPORATION, a Delaware corporation (the "Company”),

AND

DUTCIIESS PRIVATE EQUITIES FUND, LTD. (THE "INVESTOR")

WHEREAS, the Company and the Investor executed that certain Investment Agreement dated May 29, 2007.

WHEREAS, the Company and the Investor desire to amend the Investment Agreement o remove language regarding the Company's right to withdraw that portion of the put that is below the Minimum Acceptable Price, as defined within the Investment Agreement.

    NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment to the Investment Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agrees as follows:

1)	Section 2(C) Company's Right of Withdrawal shall be removed.

2)	All terms within Section 2 of the Investment Agreement shill be adjusted to reflect the appropriate reference section.

3)	All other terms of the Investment Agreement shall remain in full force and effect.

ALLIANCE RECOVERY CORPORATION

By:  /s/  Peter Vaisler
PETER VAISLER, C.E.O.

DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:  /s/  Douglas Leighton
Title:  Douglas Leighton, Director